EX-99.906CERT Exhibit (b)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as applicable; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/S/ BRIAN T. ZINO
Brian T. Zino President and Chief Executive Officer

Date:	August 22, 2003

By:	/S/ LAWRENCE P. VOGEL

Lawrence P. Vogel Vice President, Treasurer and Chief Financial Officer

Date:	August 22, 2003